Exhibit 99.1

OAKMONT ACQUISITION CORP.

33 Bloomfield Hills Parkway

Suite 240

Bloomfield Hills, Michigan 48304

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

July 17, 2007

8:00 a.m. (Eastern Daylight Time)

Notice is hereby given that the Special Meeting of Stockholders of Oakmont Acquisition Corp. (the “Company” or “Oakmont”) will be held at 33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304 on July 17, 2007 at 8:00 a.m. (Eastern Daylight Time) to consider and vote upon the following proposals:

1.	to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 30, 2007 (the “Merger Agreement”) by and among Oakmont, Brooke Corporation, a Kansas corporation (“Brooke Corp.”), and Brooke Credit Corporation, a Kansas corporation (“Brooke Credit”) and the approval of the transactions contemplated thereby;

2.	to approve the 2007 Oakmont Equity Incentive Plan, which will be the Equity Incentive Plan of the combined company following our merger with Brooke Credit;

3.	to approve an amendment to Oakmont’s certificate of incorporation to increase the total number of shares of stock that Oakmont will have authority to issue from 36,000,000, of which 35,000,000 are common stock (par value $0.0001 per share) and 1,000,000 are preferred stock (par value $0.0001 per share), to 100,000,000, of which 99,000,000 will be shares of common stock (par value $0.01 per share) and 1,000,000 will be shares of undesignated preferred stock;

4.	to approve an amendment to Oakmont’s Bylaws to declassify the board of directors and provide for the annual election of all of our directors; and

5.	the transaction of such other business as may properly come before the Special Meeting and any adjournment(s) thereof.

The board of directors has fixed the close of business on June 25, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting.

THIS NOTICE IS NOT A SOLICITATION OF VOTES OR PROXIES IN CONNECTION WITH THE SPECIAL MEETING. The Company is in the process of finalizing a proxy statement and proxy in order to solicit stockholders’ votes in connection with the proposals set forth above, and intends to distribute that proxy statement and proxy as soon as practicable.

A copy of the Merger Agreement is enclosed with this notice in accordance with § 251(c) of the Delaware General Corporation Law.

By Order of the Board of Directors,

/s/ Michael C. Azar
Michael C. Azar
President, Principal Accounting Officer and Secretary

Dated: June 27, 2007